Exhibit 5.1

March 23, 2022

TherapeuticsMD, Inc.

951 Yamato Road, Suite 220

Boca Raton, Florida 33431

Re:    Shelf Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as legal counsel to TherapeuticsMD, Inc., a Nevada corporation (the “Company”), in connection with the preparation of Post-Effective Amendment No. 1 to the Company’s Shelf Registration Statement on Form S-3 (the “Registration Statement”), being filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to: (i) shares of common stock, par value $0.001 per share, of the Company (“Common Stock”); (ii) one or more classes or series of shares of preferred stock, par value $0.001 per share, of the Company (“Preferred Stock”); (iii) one or more series of debt securities of the Company (“Debt Securities”); (iv) depositary shares representing interests in Preferred Stock (“Depositary Shares”); (v) warrants to purchase Common Stock, Preferred Stock, Debt Securities, Depositary Shares, or any combination of those securities (“Warrants”); (vi) contracts to purchase Common Stock, Preferred Stock, Debt Securities, Depositary Shares, Warrants, or any combination of those securities (“Purchase Contracts”); (vii) units consisting of Common Stock, Preferred Stock, Debt Securities, Depositary Shares, and/or Warrants (“Units”); and (viii) the Common Stock, Preferred Stock, Debt Securities, or Depositary Shares that may be issued upon the exercise of the Warrants or in connection with Purchase Contracts or Units, as applicable, at an aggregate offering price not to exceed $209,377,660. The Common Stock, Preferred Stock, Debt Securities, Depositary Shares, Warrants, Purchase Contracts and Units are hereinafter referred to collectively as the “Securities.” The Securities may be issued and sold or delivered, from time to time, as set forth in the Registration Statement, any amendment thereto, the prospectus contained therein (the “Prospectus”) and any supplements to the Prospectus (the “Prospectus Supplements” and each, a “Prospectus Supplement”), and pursuant to Rule 415 under the Act.

We have also acted as legal counsel for the Company in connection with the sales agreement prospectus included in the Registration Statement (the “Sales Agreement Prospectus”) relating to the issuance and sale of shares of Common Stock having an aggregate offering price of up to $59,377,660 (the “Sales Agreement Shares”) under a Controlled Equity OfferingSM Sales Agreement, dated March 3, 2021, between the Company and Cantor Fitzgerald & Co. (the “Sales Agreement”).

Greenberg Traurig, LLP | Attorneys at Law 10845 Griffith Peak Drive | Suite 600 | Las Vegas, Nevada 89135 | T +1 702.792.3773 | F +1 702.792.9002
www.gtlaw.com

TherapeuticsMD, Inc.

March 23, 2022

With respect to the opinions set forth below, we have examined originals, certified copies, or copies otherwise identified to our satisfaction as being true copies, of the following:

A.	the Amended and Restated Articles of Incorporation of the Company, as amended to date (the “Charter”);

B.	the Bylaws of the Company, as amended to date;

C.	the Registration Statement;

D.

resolutions of the Board of Directors of the Company relating to the approval of the Sales Agreement and the filing of the Registration Statement and the transactions in connection therewith (the “Resolutions”);

E.	the Sales Agreement; and

F.

such other documents and records and other certificates and instruments and matters of law as we have deemed necessary or appropriate to express the opinions set forth below, subject to the assumptions, limitations and qualifications stated herein.

In rendering the opinions set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies and the authenticity of the originals or such latter documents.

As to matters of fact material to this opinion, we have relied, to the extent we deemed reasonably appropriate, upon representations or certificates of officers or directors of the Company, without independently verifying the accuracy of such documents, records and instruments.

We have further assumed that: (i) the Registration Statement and any amendments thereto will be effective under the Act, that no stop orders will have been issued by the Commission with respect to the Registration Statement and that the Registration Statement will comply with all applicable laws at the time the Securities are offered or issued as contemplated by the Registration Statement; (ii) an appropriate Prospectus Supplement, free writing prospectus or term sheet relating to the Securities offered thereby will have been prepared and filed with the Commission in compliance with the Act and will comply with all applicable laws at the time the Securities are offered or issued as contemplated by the Registration Statement; (iii) all Securities will be issued and sold in compliance with the applicable provisions of the Act, the Trust Indenture Act of 1939, as amended, and the securities or blue sky laws of various states and on the terms and in the manner stated in the Registration Statement and the applicable Prospectus Supplement; (iv) any purchase, underwriting or similar agreement relating to Securities being offered will have been duly authorized, executed and delivered by the Company and the other parties thereto; and (v) in connection with the issuance of any Securities, an adequate number of authorized and unissued shares of Common Stock or Preferred Stock, as applicable, will be available for issuance under the Charter, as then in effect.

Greenberg Traurig, LLP | Attorneys at Law
www.gtlaw.com

TherapeuticsMD, Inc.

March 23, 2022

Based solely upon and subject to the foregoing, and subject to the assumptions, limitations, and qualifications stated herein, we are of the opinion that:

(1)    With respect to the Common Stock other than the Sales Agreement Shares, assuming (i) the taking by the Board of Directors of the Company of all necessary corporate action to authorize and approve the issuance of the Common Stock; and (ii) the due issuance and delivery of the Common Stock upon payment therefor in accordance with the applicable definitive purchase, underwriting, or similar agreement, if applicable, or the Prospectus or a Prospectus Supplement approved by the Board of Directors of the Company and otherwise in accordance with the provisions of such agreement, the Common Stock will be validly issued, fully paid and nonassessable.

(2)    With respect to the Preferred Stock, assuming (i) the taking by the Board of Directors of the Company of all necessary corporate action to authorize and approve the issuance and terms of the Preferred Stock and the terms of the offering thereof; (ii) the due filing of the Certificate of Designation with the Nevada Secretary of State setting forth the terms of such Preferred Stock; and (iii) the due issuance and delivery of the Preferred Stock upon payment therefor in accordance with the applicable definitive purchase, underwriting, or similar agreement, if applicable, or the Prospectus or a Prospectus Supplement approved by the Board of Directors of the Company and otherwise in accordance with the provisions of such agreement, the Preferred Stock will be validly issued, fully paid, and nonassessable.

(3)    With respect to the Sales Agreement Shares, assuming (i) the Company delivers placement notices under the Sales Agreement in accordance with the Resolutions and the pricing terms duly approved by the Board of Directors of the Company or a pricing committee duly authorized thereunto; and (ii) the due issuance and delivery of the Sales Agreement Shares upon payment therefor in accordance with such placement notices, the Sales Agreement and, the Sales Agreement Prospectus or a prospectus supplement thereto approved by the Board of Directors of the Company or a pricing committee duly authorized thereunto and otherwise in accordance with the provisions of the Sales Agreement, the Sales Agreement Shares will be validly issued, fully paid and nonassessable. This opinion letter is limited to the matters stated herein, and no opinions may be implied or inferred beyond the matters expressly stated herein. We assume no obligation to supplement this opinion letter if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinions expressed herein after the date hereof.

We do not express any opinion herein concerning any law other than the laws of the State of Nevada and the federal laws of the United States.

Greenberg Traurig, LLP | Attorneys at Law
www.gtlaw.com

TherapeuticsMD, Inc.

March 23, 2022

We hereby expressly consent to (i) any reference to the name of our firm in the Registration Statement; and (ii) the inclusion of this opinion letter as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Act.

Very truly yours,

/s/ Greenberg Traurig, LLP

Greenberg Traurig, LLP

Greenberg Traurig, LLP | Attorneys at Law
www.gtlaw.com